Exhibit 32.1

Certification Pursuant to 18 U.S.C. § 1350
(Section 906 of Sarbanes-Oxley Act of 2002)

Burlington Northern Santa Fe, LLC

In connection with the Annual Report of Burlington Northern Santa Fe, LLC (the “Company”) on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Matthew K. Rose, Chairman and Chief Executive Officer of the Company, and Thomas N. Hund, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to his knowledge on the date hereof:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 27, 2012

/s/ Matthew K. Rose	/s/ Thomas N. Hund
Matthew K. Rose Chairman and Chief Executive Officer	Thomas N. Hund Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Burlington Northern Santa Fe, LLC and will be retained by Burlington Northern Santa Fe, LLC and furnished to the Securities and Exchange Commission or its staff upon request.

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